UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 11, 2014

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Walnut Street, Suite 100, Boulder, Colorado	80302
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 546-7946

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed on February 14, 2014, NeoMedia Technologies, Inc., a Delaware corporation (“Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qode Services Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub would merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Such Merger was completed on May 11, 2014.

Upon the completion of the Merger and among other things effected thereby, (a) the amount of authorized shares of Company common stock increased from 5,000,000,000 to 7,500,000,000 shares , (b) each share of Preferred Stock issued and outstanding immediately prior to the completion of the Merger continued to remain outstanding as one share of Preferred Stock of the Company as the surviving corporation, and (c) each fifteen (15) shares of Company common stock issued and outstanding were combined and reclassified into one (1) share of Company common stock with no par value. The Merger and all corporate actions effected thereby are further described in detail in the Definitive Information Statement on Schedule 14C filed by the Company with the U.S. Securities and Exchange Commission on April 16, 2014.

The foregoing discussion of the Merger Agreement and the transactions contemplated therein do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Laura A. Marriott
Laura A. Marriott Chief Executive Officer

Date: May 12, 2014